                                                                   Exhibit 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Building One Services Corporation, of our reports dated (i) February 12, 1999, except for Note 3, which is as of March 23, 1999, relating to the consolidated financial statements of Building One Services Corporation; (ii) February 19, 1998, relating to the combined financial statements of Service Management USA, Inc. and its affiliates, which appear in Building One Services Corporation's Prospectus Supplement dated May 17, 1999. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PricewaterhouseCoopers LLP
------------------------------
PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
June 25, 1999

                                                                   EXHIBIT 23.02

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated February 17, 1998 relating to the financial statements of SKC Electric, Inc. and Affiliate and Lovecor, Inc., which is incorporated by reference in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Kansas City, Missouri
June 25, 1999